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                                TIME WARNER INC.
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                (Name of Registrant as Specified In Its Charter)


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On May 4, 2007, Time Warner Inc. (the "Company") released the following statement, which may be accessed on the Company's website at www.timewarner.com/investors:


         "In 2006, Time Warner Inc. received a proposal (the "2006 Stockholder Proposal") requesting that the Board of Directors take the steps necessary to eliminate, to the greatest extent possible, the super-majority provisions applicable to stockholder votes in the Company's governing documents. In 2006, the Board of Directors expressed its commitment to propose, for consideration at the 2007 Annual Meeting of Stockholders, the elimination of the super-majority voting standard relating to the amendment of the Company's By-laws. After careful consideration, including discussions with several of the Company's major stockholders as noted below, the Board has submitted a proposal (the "Company Proposal") for a vote at the 2007 Annual Meeting of Stockholders to eliminate the super-majority provisions relating to the amendment of the Company's By-laws, while retaining other super-majority provisions relating to director liability and the redemption of the Company's stock.

         In connection with the Company's 2006 Annual Meeting of Stockholders, the Company sought the views of a number of its larger stockholders regarding the subject of super-majority voting requirements. The Company held discussions with stockholders representing over 15% of its then outstanding shares. Those stockholders generally expressed the view that their vote in favor of the 2006 Stockholder Proposal reflected their support for the general principle of eliminating super-majority provisions, but that it did not reflect a view of Time Warner's specific circumstances, and they encouraged Time Warner to submit its Company Proposal for consideration in 2007, at which time stockholders would be able to evaluate the Company Proposal."